UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2015

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Attached as Exhibit 99.1, and incorporated by reference, is a copy of the press release issued by SeaChange International, Inc. (“SeaChange”) dated June 4, 2015, reporting SeaChange’s financial results for the fiscal quarter ended April 30, 2015.

The information contained in this Item 2.02 and Exhibit 99.1 attached and incorporated herein by reference is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. This information shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by SeaChange, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On June 3, 2015, Edward Terino was appointed as SeaChange’s Chief Operating Officer and Executive Vice President. Mr. Terino is a member of SeaChange’s Board of Directors since July 2010, serves as the Audit Committee Chairman, and is a member of the Compensation Committee. Mr. Terino will remain on the SeaChange Board of Directors, but will resign from his Audit Committee and Compensation Committee assignments. Ms. Mary Palermo Cotton, a current member of the Board of Directors, will assume the role as Audit Committee Chairman effective June 3, 2015; and Mr. Carmine Vona, a current member of the Board of Directors, will become a member of the Compensation Committee effective June 3, 2015.

Mr. Terino, 61, has served as President of GET Advisory Service LLC since March 2009. Since March 2010, Mr. Terino has served as a director of Baltic Trading Ltd. Mr. Terino also served as a director of Extreme Networks, Inc. (October 2012 to November 2013); S1 Corporation (April 2007 to February 2012); Phoenix Technologies Ltd. (November 2009 to November 2010); and EBT International Inc. (October 1999 to March 2006). From July 2005 through December 2008, Mr. Terino was Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd, and from September 2001 to June 2005, he was Senior Vice President, Chief Financial Officer, and Treasurer of Art Technology Group, Inc.

The selection of Mr. Terino to serve as Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Terino and any director or other executive officer of SeaChange and there are no related person transactions between SeaChange and Mr. Terino reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Terino as Chief Operating Officer, the Compensation Committee and Board agreed to pay Mr. Terino an annual base salary of $385,000 per year and to make a one-time, fixed value equity award of 55,172 RSUs (or DSUs at the election of Mr. Terino) equivalent to $400,000 (priced on the June 3, 2015 market close of $7.25 per share, the date Mr. Terino commenced employment with SeaChange), to vest over four (4) years (the “Initial RSU Award”) and 200,000 non-qualified stock options (the “Initial Option Award”) with an exercise price equal to SeaChange’s closing stock price on June 3, 2015 of $7.25 per share, to vest in approximately equal tranches based on SeaChange’s stock price reaching $10.00, $12.00 and $14.00 for twenty consecutive trading dates, but in any event no earlier than six months from June 3, 2015. Mr. Terino will participate in SeaChange’s fiscal 2016 compensation and bonus plan with a target bonus consisting of (i) $207,900 payable in cash and (ii) a fixed value RSU award equivalent to $138,600 (priced on the January 31, 2016 market close), vesting in one year. Mr. Terino will also be eligible for a fiscal 2016 Long Term Equity Award (“LTI Award”) of RSUs worth no less than $50,000, to vest over three (3) years, upon the achievement of certain long-term annual goals to be determined.

In connection with assuming this position, Mr. Terino and SeaChange will enter into a Change-in-Control Agreement, effective June 3, 2015, the terms of which are substantially similar to those agreements previously entered into by SeaChange with its other senior executive officers and described in SeaChange’s 2015 proxy statement. The form of Mr. Terino’s Change-in-Control Agreement is filed as Exhibit 10.1 attached hereto.

The Change-in-Control Agreement is designed to provide an incentive to Mr. Terino to remain with SeaChange leading up to and following a change in control.

Immediately prior to a change in control, all of Mr. Terino’s unvested stock options and stock appreciation rights automatically vest and become immediately exercisable and any and all restricted stock, RSUs and DSUs then held by Mr. Terino shall fully vest and become immediately transferable free of restriction, other than those imposed by applicable law. In the event of a subsequent termination of Mr. Terino’s employment for any reason, all of Mr. Terino’s stock options become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination. If within one year following a change in control the employment of Mr. Terino is terminated (i) by SeaChange other than for specified cause, death or disability, or (ii) by Mr. Terino for specified good reason, Mr. Terino shall be entitled to the following: (a) the sum of Mr. Terino’s annual base salary and Mr. Terino’s annual bonus at target; (b) the pro-rated annual bonus at target for the year in which the termination occurs based on the number of days elapsed in the fiscal year as of the termination date, (c) for a period of 12 months, continued health, life and disability benefits; (d) outplacement services for up to one year following termination; (e) up to $5,000 of financial planning services; and (f) accrued vacation pay.

The foregoing summary of the Change-in-Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change-in-Control Agreement attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On June 4, 2015, SeaChange issued a press release regarding Mr. Terino’s appointment as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.2 attached and incorporated herein by reference is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. This information shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by SeaChange, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are attached to this report:

Exhibit No.	Description

10.1	Change-in-Control Severance Agreement, dated as of June 3, 2015, by and between SeaChange International, Inc. and Edward Terino.

99.1	Press release issued by SeaChange International, Inc., dated June 4, 2015.

99.2	Press release issued by SeaChange International, Inc., dated June 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Jay A. Samit
Jay A. Samit
Chief Executive Officer

Dated: June 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change-in-Control Severance Agreement, dated as of June 3, 2015, by and between SeaChange International, Inc. and Edward Terino.

99.1	Press release issued by SeaChange International, Inc. dated June 4, 2015.

99.2	Press release issued by SeaChange International, Inc. dated June 4, 2015.